UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2010
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51405	71-6013989
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

8500 Freeport Parkway South, Suite 600
Irving, TX	75063-2547
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 25, 2010, the Board of Directors of the Federal Home Loan Bank of Dallas (“Bank”), acting upon a recommendation from its Compensation and Human Resources Committee (“Committee”), approved a Long Term Incentive Plan (“LTIP”), subject to the review of the Federal Housing Finance Agency (“FHFA”). The FHFA’s review period expired on May 28, 2010 and the Bank did not receive an objection to the LTIP. The LTIP is retroactively effective as of January 1, 2010.
The LTIP provides cash-based award opportunities based on the achievement of performance goals over successive three-year periods (each a “Performance Period”) to employees of the Bank who have been designated by the Board of Directors (“Board”) to be participants in the LTIP. The Board has designated as participants, among others, Terry Smith, Michael Sims, Nancy Parker, Paul Joiner and Tom Lewis, who are the Bank’s named executive officers identified in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on March 25, 2010.
Performance goals under the LTIP are established by the Board and are based upon factors relating to the Bank’s retained earnings, market value of equity, capacity to pay dividends, external audit and FHFA examination findings, and the overall performance of the Bank in achieving its annual short-term objectives during each three-year Performance Period. Each performance goal under the LTIP is assigned a specific percentage weight together with a “threshold,” “target” and “maximum” achievement level. For each performance goal, the percentage achievement can be 0 percent (if the threshold goal is not met), 60 percent (if results are equal to the threshold goal), 80 percent (if results are equal to the target goal) or 100 percent (if results are equal to or greater than the maximum goal). Achievement levels between threshold and target and between target and maximum will be interpolated in a consistent manner as determined by the Committee. The results for each performance goal are multiplied by the assigned percentage weight to determine their contribution to the overall LTIP goal achievement. Generally, awards become vested under the LTIP if the performance goals have been satisfied and the participant is actively employed by the Bank on the last day of the Performance Period. Awards are payable no later than March 15 of the year following the end of the Performance Period. The initial Performance Period commenced on January 1, 2010 and will end on December 31, 2012.
The maximum potential award percentages under the LTIP are the same as those provided under the Bank’s existing short-term incentive compensation plan known as the Variable Pay Program (“VPP”), which are 60 percent of base salary for the Bank’s President and Chief Executive Officer and 43.75 percent of base salary for the other named executive officers. For purposes of the LTIP, the calculations are based upon the base salaries in effect at the beginning of each Performance Period. The implementation of the LTIP will not in any way affect the operation of the Bank’s VPP for 2010 (for awards to be paid in early 2011) or 2011 (for awards to be paid in early 2012). However, beginning with the incentive awards to be paid in early 2013 and each year thereafter, the aggregate maximum awards that can be earned by a participant in a calendar year under both the VPP and the LTIP will be the same as the maximum award that could have been earned under the VPP, with certain exceptions as described below. In order to effect this outcome, the results of the VPP goal achievement for the prior year and the LTIP goal achievement for the three-year Performance Period that ends with the prior year will be weighted 65 percent and 35 percent, respectively, to determine the total incentive award payout.
The LTIP provides for discretionary awards and other adjustments as well as additional incentive payments if certain thresholds are met, any or all of which could increase a participant’s total maximum incentive award payout (including both short and long-term incentives) to an amount that is greater than the maximum award that currently can be earned under the VPP. If the overall LTIP goal achievement for a Performance Period is equal to or greater than 90 percent, each participant will be entitled to receive an additional incentive payment in an amount equal to 10 percent of his or her base salary in effect as of the beginning of the Performance Period. If the overall LTIP goal achievement for a Performance Period is equal to or greater than 80 percent but less than 90 percent, each participant will be entitled to receive an additional incentive payment in an amount equal to 5 percent of his or her base salary in effect as of the beginning of the Performance Period. In addition, the Board has delegated to the President and Chief Executive Officer the authority to grant an additional discretionary award under the LTIP to a participant to address external market considerations. The aggregate pool of funds available for discretionary awards cannot exceed 10 percent of the total long-term incentive awards. Further, the final LTIP awards may be modified up or down at the Board’s discretion to account for performance that is not captured in the performance goals.
The amount of the award that is ultimately payable to a participant under the LTIP is based upon the level at which the performance goals have been achieved, plus or minus any discretionary awards or adjustments. In addition to the level at which the LTIP performance goals have been achieved, the Board will base its decision on the following qualifiers when deciding whether to approve payouts under the LTIP: (i) the consistent payment of quarterly dividends to members throughout the Performance Period; (ii) the consistent ability to repurchase excess capital stock throughout the Performance Period; and (iii) the maintenance of the Bank’s triple-A credit rating from Moody’s Investors Service and Standard & Poor’s. When assessing performance results and determining final LTIP awards, the Board may also consider those events that, in its opinion and discretion, are outside the significant influence of the participant or the Bank and are likely to have a significant unanticipated effect, whether positive or negative, on the Bank’s operating and/or financial results. Further, the Board may adjust the performance goals for a Performance Period to ensure that the purpose of the LTIP is served.
If during a Performance Period a participant’s employment with the Bank is terminated due to death, disability, retirement (provided certain conditions are met) or special circumstances as approved by the Board, then the LTIP award relating to that Performance Period will, to the extent the performance goals for such Performance Period are satisfied, be treated as earned and vested in a pro rata manner based upon the relative portion of the Performance Period prior to the participant’s termination of employment. If a participant’s employment is terminated for any other reason during a Performance Period, his or her unvested LTIP awards will be forfeited. If during a Performance Period the Bank is involved in a significant transaction, such as a merger, consolidation, reorganization or sale of all or substantially all of its assets, or is liquidated or dissolved, then any unvested LTIP awards will be treated as earned and vested in a pro rata manner based upon the relative portion of the Performance Period prior to such transaction or event.
The LTIP includes provisions that require forfeiture of awards in specified circumstances, including a determination by the FHFA that there is an unsafe or unsound practice or condition within a participant’s area(s) of responsibility and such unsafe or unsound practice or condition is not subsequently resolved in favor of the Bank, and also subjects awards to cancellation if they are determined to be based on fraud or material financial misstatements.
The Board may amend or terminate the LTIP at any time in its sole discretion. Absent an amendment to the contrary, LTIP benefits that have vested prior to a termination of the LTIP will be paid at the times and in the manner provided for by the LTIP at the time of the termination.
The form of the 2010 Long Term Incentive Plan, including the Form of Award Agreement, is filed as Exhibit 10.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits

Exhibits
10.1	Form of 2010 Long Term Incentive Plan including the Form of Award Agreement, as approved by the Bank’s Board of Directors on April 25, 2010

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: June 4, 2010	By:	/s/ Tom Lewis
Tom Lewis
Senior Vice President and Chief Accounting Officer